Exhibit 99.1

Microbot Medical Continues to Strengthen Management Team as Rachel Vaknin Promoted to Chief Financial Officer

Company Continues to Enhance Core Capabilities to Ensure Commercial and Financial Success

HINGHAM, Mass., April 6, 2022 –Microbot Medical Inc. (Nasdaq: MBOT), seeking to continuously enhance its core capabilities, today announced the promotion of Rachel Vaknin as its Chief Financial Officer. Ms. Vaknin, a seasoned finance executive with 20 years of experience, joined the Company in January 2022 as VP Finance, and has replaced David Ben Naim as the Company’s CFO effective April 1, 2022. She will report directly to Harel Gadot, the Company’s Chairman, President and CEO.

Ms. Vaknin will be responsible for the Company’s global finance, including financial planning and analysis, investor relations and tax. Her addition to the Microbot Medical team reflects the Company’s commitment to enhancing its core capabilities. Prior to joining Microbot Medical, she was the CFO for a company in the autonomous driving sector and some of her primary duties included budget planning and forecasts, preparation for financial due diligences and fundraising. From 2004 to 2016, she has held various finance roles of increasing importance for Mellanox Technologies Ltd., a multinational supplier of computer networking products based on InfiniBand and Ethernet technology, and prior to that she worked at BDO – Ziv & Haft, a leading worldwide accounting firm.

“Concurrent with the progression and success of our operating goals, including recent pre-clinical and regulatory achievements, we have also sought to strengthen critical roles within the organization to ensure we are positioned for future success,” commented Mr. Gadot. “I am excited to have Rachel join our leadership team and help build out critical infrastructure needs to support our future commercialization efforts. I believe her financial expertise, in addition to her track record leading finance functions and operations, will strongly support our business objectives over the next few years. I also want to thank David for his many contributions over the past and we wish him success in his future endeavors.”

“Microbot Medical is seeking to transform the surgical robotics market, and I believe the achievements over the past few months demonstrate the Company is making great strides to achieve this goal,” commented Ms. Vaknin. “I am looking forward to working with Harel and the rest of the team to ensure Microbot’s continued success.”

David Ben Naim had served as CFO on a part-time basis since 2016. The Company thanks Mr. Naim for his commitment to Microbot and wishes him the best in his future endeavors.

About Microbot Medical Inc.

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754